UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008 (March 18, 2008)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2008, the Board of Directors of Mediware Information Systems, Inc. (the “Company”) adopted amendments (the “Amendments”) to the By-Laws of the Company (the “By-Laws”).  The Amendments are effective as of March 18, 2008.  Set forth below is a summary of the material revisions to the By-Laws.  These amendments are designed to update the By-Laws by reflecting changes in the New York Business Corporation Law, modernizing the By-Laws by facilitating the use of electronic and telephonic proxy solicitation methods and mirroring By-Laws adopted by other public-reporting New York corporations.    The amendments also made immaterial changes to the By-Laws to ensure the consistency of the text.

Article II, Section 2 of the Bylaws was amended to permit special meetings of the shareholders to be called only by Mediware’s Board of Directors or President.  The By-Laws had permitted a special meeting of shareholders to be called at the request of the holders of 10% of the shares then outstanding and entitled to vote at such special meeting.

Article II, Section 4 of the By-Laws was amended to permit notice of shareholders’ meetings to be directed to a shareholder’s electronic mail address as supplied by the shareholder to the Secretary of Mediware or as otherwise directed pursuant to the shareholder’s authorization or instructions.  The revised Section 4 also incorporates the statutory requirement that the notice of a meeting be accompanied by a copy of Section 623 of the New York Business Corporation Law or an outline of its material terms, if action is proposed to be taken at that meeting that would entitle shareholders to receive payment for their shares.  Finally, Section 4(b) was amended to clarify that notice of any meeting need not be given to any shareholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

Article II, Section 5 of the By-Laws was amended to clarify that when a specified item of business is required to be voted on by a particular class or series of shares, voting as a class, then the holders of a majority of the votes of shares of that class or series will constitute a quorum for the transaction of the specified item of business.

Article II, Section 6(c) of the By-Laws was amended to permit proxy delivery to be made electronically.  In addition to the delivery of a written proxy, as previously permitted under the By-Laws, the revised By-Laws authorize a shareholder’s execution of a proxy by electronic transmission to the person who will be the holder of the proxy, or to an authorized proxy solicitation firm, proxy support service organization or like agent.

A new By-Law was adopted as Section 7 to Article II, establishing a protocol for the adjournment of shareholders’ meetings.  Pursuant to the new Section 7, any meeting of shareholders, whether annual or special, may be adjourned from time to time by the officer presiding over the meeting.  Notice of the adjourned meeting will not need to be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, Mediware may transact any business that might have been transacted at the original date of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.  However, if the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting is required to be given to each shareholder of record on the new record date entitled to notice pursuant to Article II, Section 4 of the Bylaws.  The provision previously included in the By-Laws permitted the shareholders to adjourn a meeting by a majority vote was deleted.

A new By-Law was adopted as Section 8 to Article II, establishing an advance notice requirement for shareholders to propose business to be included on the agenda of the annual meeting of shareholders, and identifying the business that may be properly brought before a special meeting of shareholders.  In order to have business considered at the annual meeting, or to propose director nominees to be considered at an annual meeting, shareholders must provide notice at least 120 days, and no more than 150 days, in advance of the anniversary date of the prior year’s annual meeting.  If the annual meeting is held at least 30 days in advance of, or 30 days following, the anniversary of the preceding year’s meeting, notice is required to be provided no earlier than 120 days prior to the scheduled meeting, and no later than the 90 days prior to the scheduled meeting or, if later, 10 days following public announcement of the annual meeting.  In addition, new Section 8(b) dictates that only business described in the notice of a special meeting may be properly conducted at that meeting.  However, in cases where Mediware’s Board of Directors calls a special meeting for the election of directors, shareholders may make a nomination for a director by providing notice no earlier than 120 days prior to the scheduled meeting, and no later than the 90 days prior to the scheduled meeting or, if later, 10 days following public notice of the annual meeting.

A new By-Law was adopted as Section 9 to Article II, requiring that each shareholders’ meeting be presided over by the Chairman of the Board of Directors, or any other person designated by the Board of Directors.  The person presiding over the shareholders’ meeting may establish any rules and regulations reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

A new By-Law was adopted as Section 10 to Article II, establishing the protocol for appointment by the Board of Directors of inspectors to act at a shareholders’ meeting.  Each inspector, before entering upon the discharge of his duties, will be required to take and sign an oath to faithfully execute the duties of inspector to the best of his ability and with strict impartiality.  The inspectors will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies.  In addition, the inspectors will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and take other proper action to conduct the election or vote with fairness to all shareholders.  The inspectors may be required to make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

Article III, Section 1 of the By-laws was amended to include the statutory requirement that a resolution of the Board of Directors to change the number of directors receive the vote of a majority of the total number of Directors Mediware would have if there were no vacancies.

A new By-Law, Section 2 to Article III,  requires that the nominations of candidates for election to the Board of Directors at any annual or special meeting of shareholders be made only in accordance with the procedures set forth in Article II, Section 8 of the Bylaws.

Article III, Section 3 of the By-laws, which was previously numbered as Section 2, was amended to include the statutory requirement that each Director of Mediware be at least 18 years of age.

Article III, Section 9 of the By-laws, which was previously numbered as Section 8, was amended to provide, as required by the New York Business Corporation Law, that any Director elected by the Board to fill a vacancy will hold office until the next meeting of shareholders at which the election of Directors is in the regular order of business and until his successor has been elected and qualified.  The By-Laws had previously provided that a Director elected to fill a vacancy of an existing directorship will hold office for the remainder of the term of that directorship.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	By-Laws of Mediware Information Systems, Inc. (Restated as of March 18, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	MEDIWARE INFORMATION SYSTEMS, INC.

	By:	/s/ T. Kelly Mann
T. Kelly Mann
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	By-Laws of Mediware Information Systems, Inc. (Restated as of March 18, 2008).